UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2010

U.S. Dataworks, Inc.
(Exact name of registrant as specified in its charter)

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Nevada	001-15835	84-1290152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Sugar Creek Blvd., 5th Floor, Sugar Land, Texas 77478
(Address of Principal Executive Office) (Zip Code)

(281) 504-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02                      Results of Operations and Financial Condition

US Dataworks, Inc., a Nevada corporation (the “Company”), is releasing certain preliminary unaudited financial results of its completed fourth quarter of fiscal 2010 as well as certain preliminary unaudited year-end fiscal 2010 financial information. The Company is releasing the foregoing preliminary unaudited financial results for the above-referenced periods in advance of the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2010 (the “Annual Report”) which will contain the Company’s audited financial statements and notes thereto.  The Company is releasing this information pursuant to representations made to the NYSE Amex Listing Qualifications staff in connection with the Company’s efforts to regain compliance with the continued listing requirements of the Exchange. There can be no assurance that the Company will be successful in regaining its compliance with such listing requirements or in keeping its securities listed on the Exchange.  Although the Company does not expect any material changes to the cited preliminary unaudited results for the above-referenced periods when the audit is completed and the Annual Report is filed with the Securities and Exchange Commission, the Company cautions investors and readers of this report not to unduly rely on this preliminary information.  The Company intends to file its Annual Report within the prescribed period.

Revenue.  The Company’s revenue for the 4th fiscal quarter was $3.0 million. For the year ended March 31, 2010, the Company had $9.4 million in revenues, which represents a $1.4 million or 17.5% increase as compared with the same period ended March 31, 2009.  This $1.4 million increase in revenue is attributable to an increase in software licensing revenues of $1.2 million, an increase in professional services revenues of $0.4 million offset by a decrease in transactional and maintenance revenues by ($0.2) million.

Operating Income.  The Company had operating income of $1.1 million for the 4th fiscal quarter. For the year ended March 31, 2010, the Company’s operating income was $1.8 million which represents a $1.0 million or 146% increase as compared with the same period ended March 31, 2009.  This $1.0 million increase in operating income is primarily attributable to the increase in year over year software licensing revenues of $1.2 million.

Net Income.  The Company had net income of $0.9 million for the 4th fiscal quarter. For the year ended March 31, 2010, the Company’s net income was $0.8 million which represents a $2.8 million increase as compared with the same period ended March 31, 2009.  The Company was able to reverse its loss cycle due primarily due to its increase in year over year software licensing revenues of $1.2 million and a decrease in expenses in other income/expense of $1.8 million.

Stockholders’ Equity.  The Company’s stockholders’ equity at March 31, 2010 was $2.9 million, an increase of $1.9 million as compared with stockholders’ equity at March 31, 2009. This $1.9 million or 190% increase in stockholders’ equity as compared with the same figure for the year ended March 31, 2009 is attributable to $0.8 million in net income for the year ended March 31, 2010 and $1.1 million increase in additional paid in capital from the issuance of warrants, restricted stock, and options.

Forward looking statements

Any statements contained herein that do not describe historical facts, including statements about US Dataworks’ beliefs and expectations, may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expect," "anticipate," "future," "intend," "plan," "believe," "estimate," "confident" and similar statements and include the statements herein regarding our preliminary unaudited financial results. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to: the Company’s ability to achieve long-term profitable growth, that there may be additional discoveries that negatively impact the Company’s revenues and net income or the adjustments may be greater than anticipated; that our estimates and preliminary financial results for 2010 are subject to additional review and adjustment and the audited financial results may be materially different; that the Company may be unable to complete its review in time to file its Annual Report within the prescribed filing period; the risk that the Company’s common stock may be delisted from the NYSE Amex; and the risks that there are uncertainties and matters beyond the control of management, and other risks outlined in the Company’s filings with the U.S. Securities and Exchange Commission. US Dataworks cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. US Dataworks does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

U.S. Dataworks, Inc.

By:	/s/ Charles E. Ramey
Charles E. Ramey, Chief Executive Officer

Date:           April 23, 2010